Exhibit 10.15

Amendment to Commercial Lease No. 8 dated 09/29/2010

Subject: Adjustment of the monthly advance payment for operating costs (advance service charge)

Between                                                 IM Immobilien GbR
Gaisbergstr.21
94469 Deggendorf, Germany, tax payer’s reference no. 108/232/10529
- hereinafter called “Landlord”

and                                                                           congatec AG
Auwiesenstr. 5
94469 Deggendorf, Germany, tax payer’s reference no.108/120/10005
- hereinafter called “Tenant”

the following agreement is made:

According to Art. 5 of the Commercial Lease, the advance service charge is hereby adjusted to the actual operating costs.

The advance payments will be increased to 2.50 € per m² from 09/01/2012.

Schedule 1 contains the calculation of the rent from 09/01/2012.

Apart from that, the provisions of Commercial Lease No. 8 dated 09/29/2010 shall apply.

Deggendorf, 8/6/2012

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG

Landlord – Heinz Iglhaut	Tenant – Gerhard Edi

Schedule 1 to the Amendment to Commercial Lease No. 8
Subject: Increase in advance service charge

Rent and operating costs from 9/1/2012

The m² information includes proportional bathroom space.

	m²	€	€	€
First floor conference room	39.17
First floor big office	224.15
First floor canteen	71.05
2. floor big office	175.22
Rent	509.59	5.90	3,006.58
Attic story lump sum			600.00
Monthly rental payment				3,606.58
Operating costs	509.59	2.50	1,273.98
Operating costs attic story: for determining the operating costs, 50 % of the space shall be appropriated	176	2.50	440.00
Monthly advance service charge				1,713.98
Net rent and operating costs				5,320.56
Plus. 19 % VAT				1,010.91
Gross rent + operating costs				6,331.46

Deggendorf, 8/6/2012

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG

Landlord – Heinz Iglhaut	Tenant – Gerhard Edi